Exhibit 10.1

EXHIBIT 10.1 AMENDED EMPLOYMENT AGREEMENT, DATED AS OF JUNE 22, 2010, BETWEEN REGISTRANT AND CHERYL A. DRAGOO

AMENDED EMPLOYMENT AGREEMENT

THIS AMENDED AGREEMENT is dated as of June 22, 2010, by and between BOWL AMERICA INCORPORATED, hereinafter called “Corporation”, and Cheryl A. Dragoo, hereinafter called “Dragoo.”

WITNESSETH:

WHEREAS Corporation’s prior Employment Agreement with Dragoo will expire on June 27, 2010;

WHEREAS the parties desire to enter into a new Employment Contract to go into effect on June 28, 2010; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:

1.           Corporation hereby employs Dragoo, and Dragoo hereby agrees to work for Corporation for a term of one year commencing June 28, 2010, and expiring at the end of Corporation’s next fiscal year on July 3, 2011.

2.           Dragoo shall serve as Controller, Chief Financial Officer, Senior Vice President and Assistant Treasurer of the Corporation, performing the functions and duties normally performed by a Controller, Chief Financial Officer, Senior Vice President and Assistant Treasurer.

3.           Dragoo shall devote her full time and attention to the affairs of the Corporation.

4.           The Corporation and Dragoo shall be entitled by way of remuneration for her services the sum of $156,424 for the fiscal year of the Corporation commencing on June 28, 2010 and ending on July 3, 2011, to be paid in bi-weekly installments.

5.           This Agreement is purely personal with Cheryl A. Dragoo and in the event of her death or total disability during the contract period, this Agreement shall terminate and the obligations of the Corporation to make any payments shall cease.

BOWL AMERICA INCORPORATED	ATTEST:
By: Leslie H. Goldberg	Michael T. Dick
President	Assistant Secretary

Cheryl A. Dragoo